Exhibit 3.1

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

OCEANHAWK ACQUISITION CORP.

Auth Code: J15870988178
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THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

OCEANHAWK ACQUISITION CORP.

1.	The name of the Company is Oceanhawk Acquisition Corp.

2.	The registered office of the Company shall be at the offices of CO Services Cayman Limited, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman KY1-1001, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to exercise all the functions of a natural person of full capacity.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The share capital of the Company is US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

6.	The Company has the power to register by way of continuation outside of the Cayman Islands in accordance with the Companies Act and to de-register as an exempted company in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association have the same meaning as those given in the Articles of Association of the Company.

Auth Code: J15870988178
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We, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum of Association, and we agree to take the number of Shares shown opposite our name.

DATED: 12 September 2025

Name and address of Subscriber	Number of Shares taken by Subscriber

/s/ Todd Wierenga
for and on behalf of	One Class B ordinary share

CO Services Cayman Limited
P.O. Box 10008
Willow House, Cricket Square
Grand Cayman KY1-1001
Cayman Islands

acting by:

Name: Todd Wierenga
Title: Authorised signatory

/s/ Sarah Fawkes
Sarah Fawkes
Witness to the above signature

Auth Code: J15870988178
www.verify.gov.ky

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